EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
Robert Lewis, CFO	Kirsten Chapman/Dahlia Bailey
iMergent, Inc.	Lippert/Heilshorn & Associates
801.431.4695	415.433.3777
investor_relations@imergentinc.com	dbailey@lhai.com

Florida State Attorney General Files Notice of Dismissal of

Initial Action

-Files subsequent action: no specific count alleging sale of a business opportunity-

OREM, Utah, Jan. 22 – iMergent, Inc., (AMEX: IIG) a leading provider of eCommerce software for small businesses and entrepreneurs, announced the Attorney General of the State of Florida, on Jan. 17, 2008, filed a notice of dismissal without prejudice of a complaint filed on June 26, 2007 against the company.  The complaint had specific counts seeking to require the company to register as a seller of business opportunities and of alleged violations of the deceptive and unfair trade practices act.

Jeff Korn, iMergent general counsel, said, “Since the filing of the initial complaint, we have been in discussions with the office of the attorney general in an effort to clarify iMergent’s business and sales practices.  We have made attempts to show the company does not sell business opportunities and that the practices of the company are open, honest and transparent.”

On Jan. 18, 2007, the attorney general of the state of Florida posted on its website a press release indicating a new complaint filed in the Circuit Court of the Second Judicial Circuit in and for Leon County, Florida, which alleges, in two counts, violations of the State’s deceptive and unfair trade practices act.  The complaint does not have a specific count alleging sale of a business opportunity.

Korn added, “While the Attorney General filed a new action, this is not a new complaint.  The attorney general’s office could have simply filed an amended complaint to the initial action without the company’s or the court’s permission and could have done so without the issuance of a press release.”

“The company vehemently disputes it has, in any manner, defrauded purchasers of its product.  We will continue to attempt to work with the attorney general’s office to reach an acceptable settlement, however, we are prepared to actively and aggressively litigate these allegations,” Korn concluded.

Safe Harbor Statement

Statements made in this press release regarding the  (1) the initial complaint and the actions of the Florida Attorney General; (2) iMergent’s discussions with the office of the attorney general in an effort to clarify the company’s business and sales practices, (3) that the Company has made attempts to show the company does not sell business opportunities and that the practices of the company are open, honest and transparent, (3) that the Company has not, in any manner, defrauded purchasers of its products and (4)  that the Company will continue to attempt to work with the attorney general’s office to reach an acceptable settlement, as well as being prepared to actively and aggressively litigate these allegations are subject to a number of risks and uncertainties that could cause actual results to differ materially form those described in the forward-looking statements. For a more detailed discussion of risk factors that affect iMergent's operations, please refer to the company's Form 10-K for the year ended June 30, 2007, and Form 10-Q for the period ended September 30, 2007.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet.  Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services, which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers.  In addition to software, iMergent offers site development, web hosting and marketing products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs.  These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

2